Exhibit 99.1
PLAYSTUDIOS, INC. ANNOUNCES FOURTH QUARTER RESULTS
Fourth Quarter 2024 Revenue of $67.8 million
Net Loss of $22.4 million and Consolidated AEBITDA of $12.5 million
Introducing FY2025 Financial Guidance
LAS VEGAS, Nevada – March 10, 2025 – PLAYSTUDIOS, Inc. (Nasdaq: MYPS) (“PLAYSTUDIOS” or the “Company”), the creator of the playAWARDS loyalty platform and an award-winning developer and publisher of free-to-play mobile and social games, today announced financial results for the fourth quarter ended December 31, 2024.
Andrew Pascal, Chairman and Chief Executive Officer of PLAYSTUDIOS, commented, “2024 closed with revenue and Consolidated AEBITDA in line with guidance despite continued industry pressures. More importantly, we’re entering 2025 with a more structured, cost-efficient business model geared towards growth and shareholder returns. With the “Reinvention” program largely behind us, our focus is now on growing our two new business initiatives, sweepstakes and a new Tetris title. I’m pleased with the progress we’re making on both fronts and believe these businesses can start contributing to our consolidated results this year. Both of these efforts reflect our strategic focus on reinvigorating our casino portfolio and fully realizing the potential of our TETRIS assets. The balance sheet will also be a focus in 2025 as we continue to assess the best ways to deploy our sizable cash holdings. Our priority will be maximizing shareholder value through strategic capital allocation, including potential acquisitions, investments in growth-oriented initiatives, and exploring other ways of returning value to our shareholders.”
•Revenue was $67.8 million during the fourth quarter of 2024, compared to $77.1 million during the fourth quarter of 2023.
•Net loss was $22.4 million during the fourth quarter of 2024, compared to a net loss of $19.9 million during the fourth quarter of 2023.
•Consolidated AEBITDA, a non-GAAP financial measure defined below, was $12.5 million during the fourth quarter of 2024, compared to $14.7 million during the fourth quarter of 2023.
•Consolidated AEBITDA Margins were 18.4% in the quarter, a 70 basis point decrease versus the fourth quarter of 2023
•KPIs playGAMES. During the fourth quarter of 2024, PLAYSTUDIOS had Average DAU and Average MAU of 2.7 million and 11.5 million, respectively. ARPDAU was $0.27.
•Direct to Consumer revenue was $4.7 million during the fourth quarter, compared to $2.4 million during the fourth quarter of 2023, representing an increase of 93.0%.
•KPIs playAWARDS. During the fourth quarter of 2024, players purchased 300,000 rewards with a retail value of $17.2 million.
•Liquidity. As of December 31, 2024, cash and cash equivalents on the balance sheet was $109.2 million. PLAYSTUDIOS’ $81 million revolving credit facility remains undrawn.
•Shares outstanding. As of December 31, 2024, the Company had 124.7 million shares of common stock outstanding.
Full Year 2024 Financial Highlights
•Revenue was $289.4 million during 2024, compared to $310.9 million in prior year.
•Net loss was $28.7 million during 2024, compared to a net loss of $19.4 million in prior year.
•Consolidated AEBITDA, was $56.5 million during 2024, compared to $62.3 million in prior year.

•Consolidated AEBITDA Margins were 19.5% during 2024, largely consistent with margins versus the prior year.
•KPIs playGAMES. During 2024, PLAYSTUDIOS had Average DAU and Average MAU of 3.1 million and 13.1 million, respectively. ARPDAU was $0.26.
•Direct to Consumer revenue was $15.5 million during 2024, compared to $11.3 million during the 2023, representing an increase of 36.7%.
•KPIs playAWARDS. During 2024, players purchased 1.8 million rewards with a retail value of $114 million.
Recent Business Highlights
•We executed our cost reinvention program, which includes a roughly 30% reduction in our workforce, suspension of sub-scale game development, and consolidation of key business functions. We continue to expect the program to result in normalized annual cost savings of approximately $25 million to $30 million.
•We formally constituted our sweepstakes promotions initiative and look forward to leveraging this promotional mechanic to reinvigorate our social casino portfolio throughout 2025.
•Recently acquired Pixode Games Limited has been integrated into our operations and we have begun work on our new Tetris title. Our goal is to have the game complete and in the market in 2025.
•Successfully hosted the inaugural myVIP World Tournament of Slots. The tournament hosted over 500 of our players and elevated the appeal of our brands.
•Continued the repurchase of stock in the open market. As of December 31, 2024, we have repurchased an aggregate of 19.5 million shares of our Class A common stock at an average price of $2.64 per share. The remaining availability under our $50 million stock repurchase program at year end was $43.5 million.
Outlook
The Company expects full year 2025 Consolidated Net Revenue will range between $250 and $270 million, and 2025 Consolidated Adjusted EBITDA is expected to range between $45 and $55 million.
We have not provided the most directly comparable GAAP measure for our Consolidated AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.
Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (866) 405-1203 for domestic callers and (201) 689-8432 for international callers.
A replay of the call will be archived at https://ir.playstudios.com.
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS) creator of the groundbreaking playAWARDS loyalty platform is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Pop! Slots, myVEGAS Slots, myVEGAS Blackjack, my KONAMI Slots, myVEGAS Bingo, MGM Slots Live, Solitaire, Spider Solitaire and Sudoku. The playAWARDS loyalty platform enables players to earn real-world rewards from a global collection of hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International, Wolfgang Puck, Norwegian Cruise Line, Resorts World, IHG, Bowlero, Gray Line Tours, and Hippodrome Casino among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—playGAMES Key Performance Indicators” and “Supplemental Data—playAWARDS Key Performance Indicators”sections of this press release.
Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. We track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two different PLAYSTUDIOS games on the same day is counted as two DAU while an individual who plays the same PLAYSTUDIOS game on two different devices is counted as one DAU. Brainium tracks DAU by app instance ID, which is assigned to each installation of a game on a particular device. As such, an individual who plays two different Brainium games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as two DAU. The term “Average DAU” is defined as the average of the DAU, determined as described above, for each day during the period presented. We use DAU and Average DAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.

Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different PLAYSTUDIOS games in the same month is counted as two MAU while an individual who plays the same game on two different devices is counted as one MAU, and an individual who plays two different Brainium games on the same day is counted as two MAU while an individual who plays the same game on two different devices is counted as two MAU. The term “Average MAU” is defined as as the average of the MAU, determined as described above, for each calendar month during the period presented. We use MAU and Average MAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. The term “Average DPU” is defined as the average of the DPU, determined as described above, for each day during the period presented. We use DPU and Average DPU to help us understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Daily Player Conversion is also sometimes referred to as “Percentage of Paying Users” or “PPU”. The term “Average Daily Payer Conversion” is defined as the Average DPU divided by the Average DAU for a given period. We use Daily Payer Conversion and Average Daily Payer Conversion to help us understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per Average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the Average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once.

A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. It is assumed that the greater the variety and breadth of rewards offered, the more likely players will be to ascribe value to the program.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are net of refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. Purchases are redeemed by the player directly with the rewards partner within the specified terms and conditions of the reward. The Company does not receive any compensation or revenue from Purchases. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our players.
Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by GAAP, the Company discloses Consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Consolidated AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define Consolidated AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present Consolidated AEBITDA margin, a non-GAAP measure, which we calculate as Consolidated AEBITDA as a percentage of net revenue.
We believe that the presentation of Consolidated AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Consolidated AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define Consolidated AEBITDA differently, and as a result, our measure of Consolidated AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Loss to Consolidated AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance (including statements regarding outlook or guidance), our liquidity and capital resources, the development and release plans of our games, the impact of business restructuring and cost control initiatives including estimated amounts and timing of anticipated cost reductions, and our mergers and acquisition strategy, all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “projects,” “anticipates,” “intends,” “believes,” “goal,” “work towards,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate; our financial performance; our ability to execute merger and acquisition transactions; legal and regulatory developments; risks associated with our international operations; geopolitical events and conditions; risks associated with business restructuring efforts, including the potential impact of restructuring activities on our business operations and financial performance; and general market, political, economic and business conditions. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including, but not limited to, the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
Jason Hahn
jason.hahn@playstudios.com

Media Relations
BerlinRosen
media@playstudios.com

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenue	$67,782	$77,112	$289,429	$310,886
Operating expenses:
Cost of revenue(1)	17,865	19,524	72,716	77,800
Selling and marketing	13,867	19,077	64,623	74,360
Research and development	16,265	16,795	67,683	70,298
General and administrative	11,116	11,384	46,121	45,072
Depreciation and amortization	10,627	11,573	45,440	45,259
Restructuring and related	20,462	1,472	25,710	8,584
Total operating costs and expenses	90,202	79,825	322,293	321,373
Loss from operations	(22,420)	(2,713)	(32,864)	(10,487)
Other income (expense), net:
Change in fair value of warrant liabilities	(73)	1,215	856	2,596
Interest income, net	981	1,337	4,902	4,858
Other income (expense), net	444	(393)	(182)	513
Total other income, net	1,352	2,159	5,576	7,967
Loss before income taxes	(21,068)	(554)	(27,288)	(2,520)
Income tax expense	(1,344)	(19,310)	(1,399)	(16,873)
Net loss	$(22,412)	$(19,864)	$(28,687)	$(19,393)
Net loss attributable to common stockholders per share:
Basic	$(0.18)	$(0.15)	$(0.22)	$(0.15)
Diluted	$(0.18)	$(0.15)	$(0.22)	$(0.15)
Weighted average shares of common stock outstanding:
Basic	124,794	134,259	129,438	132,978
Diluted	124,794	134,259	129,438	132,978
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$109,179	$132,889
Receivables, net	30,767	30,465
Prepaid expenses and other current assets	7,156	11,529
Total current assets	147,102	174,883
Property and equipment, net	16,118	17,549
Operating lease right-of-use assets	9,703	9,369
Intangibles assets and internal-use software, net	90,996	110,933
Goodwill	52,222	47,133
Deferred income taxes	3,399	2,764
Other long-term assets	3,415	3,690
Total non-current assets	175,853	191,438
Total assets	$322,955	$366,321
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,518	1,907
Operating lease liabilities, current	3,405	4,236
Accrued and other current liabilities	44,495	39,882
Total current liabilities	49,418	46,025
Minimum guarantee liability	18,000	24,000
Contingent consideration	3,340	—
Deferred income taxes	381	1,198
Operating lease liabilities, non-current	6,659	5,699
Other long-term liabilities	442	1,048
Total non-current liabilities	28,822	31,945
Total liabilities	$78,240	$77,970
Commitments and contingencies (Note 17)
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 127,734 and 122,923 shares issued, and 108,287 and 118,200 shares outstanding as of December 31, 2024 and December 31, 2023, respectively)	11	12
Class B common stock, $0.0001 par value (25,000 shares authorized, 16,457 and 16,457 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively).	2	2
Additional paid-in capital	327,951	310,944
Accumulated deficit	(31,324)	(2,637)
Accumulated other comprehensive (loss) income	(632)	124
Treasury stock, at cost, 19,450 and 4,723 shares at December 31, 2024 and December 31, 2023, respectively	(51,293)	(20,094)
Total stockholders’ equity	244,715	288,351
Total liabilities and stockholders’ equity	$322,955	$366,321

PLAYSTUDIOS, INC.
RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of net loss and net loss margin to Consolidated AEBITDA and Consolidated AEBITDA margin, respectively, which we calculate as Consolidated AEBITDA as a percentage of net revenue. Net loss is the most directly comparable GAAP measures.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenue	$67,782	$77,112	$289,429	$310,886
Net loss	(22,412)	(19,864)	(28,687)	(19,393)
Net loss margin	(33.1)%	(25.8)%	(9.9)%	(6.2)%
Adjustments:
Depreciation & amortization	10,627	11,573	45,440	45,259
Income tax (expense) benefit	1,344	19,310	1,399	16,873
Stock-based compensation expense	3,805	4,332	18,113	18,722
Change in fair value of warrant liability	73	(1,215)	(856)	(2,596)
Change in fair value of contingent consideration	85	—	85	(950)
Restructuring and related(1)	20,462	1,472	25,710	8,584
Other(2)	(1,511)	(879)	(4,655)	(4,207)
Consolidated AEBITDA	12,473	14,728	56,549	62,292
Consolidated AEBITDA Margin	18.4%	19.1%	19.5%	20.0%

(1)Amounts reported include mergers and acquisition related expenses, management restructuring and severance, asset impairments and write-downs, extraordinary expenses related to the war in Israel, and other various nonrecurring expenses.
(2)Amounts reported in “Other, net” include interest expense, interest income, gains/losses from investments, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - SEGMENT INFORMATION
(Unaudited and in thousands, except percentages)
The following table sets forth the financial data for our reportable segments.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenue
playGAMES	67,725	77,112	289,367	306,714
playAWARDS	57	—	62	4,172
Reportable segment net revenue	67,782	77,112	289,429	310,886

AEBITDA
playGAMES	16,470	22,834	85,074	88,676
playAWARDS	(2,621)	(3,862)	(13,710)	(10,379)
Reportable segment AEBITDA	13,849	18,972	71,364	78,297

Other operating expense
Corporate and other	1,375	4,244	14,815	16,005
Restructuring expenses	20,462	1,472	25,710	8,584
Other reconciling items	—	65	150	214
Stock-based compensation	3,805	4,331	18,113	18,722
Depreciation and amortization	10,627	11,573	45,440	45,259
	36,269	21,685	104,228	88,784

Non-operating income, net
Change in fair value of warrant liabilities	(73)	1,215	856	2,596
Interest income, net	981	1,337	4,902	4,858
Other (expense) income, net	444	(393)	(182)	513
	1,352	2,159	5,576	7,967

Loss before income taxes	(21,068)	(554)	(27,288)	(2,520)
Income tax expense	(1,344)	(19,310)	(1,399)	(16,873)
Net loss	$(22,412)	$(19,864)	$(28,687)	$(19,393)

Segment AEBITDA margin:
playGAMES	24.3%	29.6%	29.4%	28.9%
playAWARDS	nm	nm	nm	nm

nm - not meaningful

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - NET REVENUE
(Unaudited and in thousands, except percentages)
The following tables summarizes the Company’s virtual currency revenue disaggregated by type and by platform:

	Three Months Ended December 31,				Year Ended December 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Net revenue
Virtual currency	54,643	60,365	(5,722)	(9.5%)	228,930	247,929	(18,999)	(7.7%)
Advertising	13,136	16,628	(3,492)	(21.0%)	60,197	58,236	1,961	3.4%
Other revenue	3	119	(116)	(97.5%)	302	4,721	(4,419)	(93.6%)
Total net revenue	67,782	77,112			289,429	310,886

Virtual currency revenue
Third party platforms	49,936	57,926	(7,990)	(13.8%)	213,466	236,616	(23,150)	(9.8%)
Direct-to-consumer (DTC) platforms	4,707	2,439	2,268	93.0%	15,464	11,313	4,151	36.7%
Total virtual currency revenue	54,643	60,365			228,930	247,929

DTC revenue as a percentage of virtual currency revenue	8.6%	4.0%	4.6%	115.0%	6.8%	4.6%	2.2%	47.8%

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYGAMES KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended December 31,					Year Ended December 31,
	2024	2023	Change		% Change	2024	2023	Change		% Change
Average DAU	2,723	3,361	(638)		(19.0%)	3,100	3,524	(424)		(12.0%)
Average MAU	11,472	13,288	(1,816)		(13.7%)	13,120	13,489	(369)		(2.7%)
Average DPU	22	27	(5)		(18.5%)	24	27	(3)		(11.1%)
Average Daily Payer Conversion	0.8%	0.8%	—	pp	—%	0.8%	0.8%	—	pp	—%
ARPDAU (in dollars)	$0.27	$0.25	$0.02		8.0%	$0.26	$0.24	$0.02		8.3%
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and available rewards)

	Three Months Ended December 31,				Year Ended December 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Available Rewards (in units)	471	578	(107)	(18.5%)	525	578	(53)	(9.2%)
Purchases (in units)	301	422	(121)	(28.7%)	1,772	1,760	12	0.7%
Retail Value of Purchases (in dollars)	$17,158	$27,702	$(10,544)	(38.1%)	$114,135	$105,847	$8,288	7.8%